Exhibit 99.1

News Release	Zep Inc.
1310 Seaboard Industrial Blvd., NW Atlanta, GA 30318
www.zepinc.com

Company Contact:

Catherine M. Frost

Zep Inc.

404-605-8714

Zep Inc. Reports Increased First Quarter Revenues and Profits

- Net income increases 158% yielding $0.30 per share –

- Pricing and cost controls drive margin improvement –

Atlanta, GA, January 10, 2008 – Zep Inc. (NYSE:ZEP) today reported financial results for the first quarter ended November 30, 2007, with net income of $6.3 million, or $0.30 per diluted share, versus the $2.4 million, or $0.12 per diluted share, reported in the prior year.

The Company realized higher revenues during the first quarter with net sales growth of $6.7 million, or 4.9%, to $143.6 million from $136.9 million reported in the prior year. Sales growth was supported by the positive $3.8 million impact of foreign currency translation and $2.9 million from favorable pricing. Overall unit volume remained consistent with the first quarter of last year driven by increased shipments through our retail and international channels offset by declines in other areas. Product highlights included the introduction of 32 additional products to the Company’s environmentally-friendly GreenLink™ line and increasing sales in Zep’s MRSA-killing Tackle™ disinfectant.

Operating profit reached $10.8 million for the quarter, an increase from the previous year’s $5.2 million. During the first quarter, operating profit margins increased to 7.5% from the 3.8% realized in the prior year’s quarter. The operating profit and margin growth were realized predominately from pricing and tighter control of sales related expenses. During the current year’s first quarter, the cost of commodities utilized in manufacturing continued to increase, and management anticipates higher commodities costs in the coming quarters. These increases in material costs are expected to be offset by higher selling prices although this could have a somewhat negative impact on volume in the future. The Company continues to monitor, address and carefully manage raw materials and commodities issues.

“We are pleased with the progress that we are making relative to last year, but our margins are still well below our long-term expectations,” commented John K. Morgan, Chairman, President and Chief Executive Officer of Zep Inc. “We consider fiscal 2008 to be a transformational year in which we are focusing on the execution of our long-term strategies and the positioning of the Company for profitable growth. Initially, we anticipate inconsistent results as we undertake various restructuring initiatives in order to streamline and improve our operations. Over the coming quarters, as our strategic initiatives are implemented, we expect to improve both our margins and working capital turns.”

“We anticipate revenue growth with the continued focus on growing our core business through our Zep Sales & Service organization and increased market share through our entrance into the $6.4 billion industrial distribution channel. One of our goals is that within three years, distributor channels will become 10-15% of our total revenues,” continued Mr. Morgan. “Overall, we are focused on creating a stronger, more effective organization capable of generating increasing value for our stockholders.”

Management believes its strategic initiatives will transform Zep into a dynamic, market-driven enterprise that not only delivers superior products and customer service, but that continually strengthens its top and bottom line financial performance. A full discussion of the Company’s first quarter results, long-term objectives and financial goals may be found in its Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The Forms 10-K and 10-Q are available via the Company’s website at www.zepinc.com.

Conference Call

As previously announced, the Company will host a conference call to discuss third quarter results today at 11:00 A.M. ET. Interested parties may listen to this call live today or hear a replay at the Company’s Web site: www.zepinc.com.

About Zep Inc.

Zep Inc., with fiscal year 2007 net sales of over $565 million, is a leading producer, marketer, and service provider of a wide range of cleaning and maintenance solutions for commercial, industrial, institutional, and consumer end-markets. Zep’s product portfolio includes anti-bacterial and industrial hand care products, cleaners, degreasers, deodorizers, disinfectants, floor finishes, sanitizers, and pest and weed control products. The Company markets these products and services under well recognized and established brand names, such as Zep®, Zep Commercial®, Enforcer®, National Chemical®, and Selig™, some of which have been in existence for more than 70 years. Zep is headquartered in Atlanta, Georgia and has over 2,800 employees.

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This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, any projections of financial information; any statements about historical results that may suggest trends for our business; any statements of the plans, strategies, and objectives of management for future operations; any statements of expectation or belief regarding future events, potential markets or market size, technology developments, or enforceability of our intellectual property rights; any statements of assumptions underlying any of the items mentioned; and statements preceded by, followed by, or that include the words “expects,” “believes,” “intends,” “anticipates,” and similar terms that relate to future events, performance, or results of the Company. Examples of forward-looking statements in this press release include: statements related to our expectations with respect to 2008 performance, our ongoing strategic initiatives, anticipated revenue growth, and our expansion into the industrial distribution channel.

The Company’s forward-looking statements are subject to certain risks and uncertainties that could cause actual results, expectations, or outcomes to differ materially from our historical experience and the historical experience of Acuity Brands, Inc. as well as management’s present expectations or projections. These risks and uncertainties include, but are not limited to:

•	customer and supplier relationships and prices;

•	competition;

•	ability to realize anticipated benefits from strategic planning initiatives and timing of benefits;

•	market demand; and

•	litigation and other contingent liabilities, such as environmental matters.

A variety of other risks and uncertainties could cause our actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. A number of those risks are discussed in Part I, “Item 1a. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended August 31, 2007, which is incorporated herein by reference.

Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them in light of new information or future events.

* * *

Financial tables attached.

Zep Inc.

CONSOLIDATED AND COMBINED BALANCE SHEETS

(In thousands, except share and per-share data)

	NOVEMBER 30, 2007	AUGUST 31, 2007
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$6,764	$9,142
Accounts receivable, less reserve for doubtful accounts of $3,635 at November 30, 2007 and $3,503 at August 31, 2007	91,893	93,102
Inventories	50,243	45,534
Deferred income taxes	6,990	6,283
Prepayments and other current assets	8,764	4,902

Total Current Assets	164,654	158,963

Property, Plant, and Equipment, at cost:
Land	3,295	3,276
Buildings and leasehold improvements	51,726	51,293
Machinery and equipment	79,655	78,329

Total Property, Plant, and Equipment	134,676	132,898
Less - Accumulated depreciation and amortization	82,675	81,215

Property, Plant, and Equipment, net	52,001	51,683

Other Assets:
Goodwill	32,257	31,864
Intangible assets	110	118
Deferred income taxes	6,216	6,725
Other long-term assets	149	120

Total Other Assets	38,732	38,827

Total Assets	$255,387	$249,473

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current maturities of long-term debt	$13,618	$296
Accounts payable	33,449	37,279
Accrued compensation	12,804	17,830
Other accrued liabilities	26,636	31,744

Total Current Liabilities	86,507	87,149
Long-Term Debt, less current maturities	59,650	74,704

Deferred Income Taxes	343	413

Self-Insurance Reserves, less current portion	8,533	7,747

Other Long-Term Liabilities	10,030	4,626

Commitments and Contingencies (see Note 6)
Stockholders’ Equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 500,000,000 shares authorized; 20,815,955 issued and outstanding at November 30, 2007	208	—
Acuity Brands, Inc. investment	—	61,518
Paid-in capital	71,762	—
Retained earnings	1,818	—
Accumulated other comprehensive income items	16,536	13,316

Total Stockholders’ Equity	90,324	74,834

Total Liabilities and Stockholders’ Equity	$255,387	$249,473

Zep Inc.

CONSOLIDATED AND COMBINED STATEMENTS OF INCOME (Unaudited)

(In thousands, except per-share data)

	THREE MONTHS ENDED NOVEMBER 30
	2007	2006
Net Sales	$143,576	$136,871
Cost of Products Sold	60,143	58,233

Gross Profit	83,433	78,638
Selling, Distribution, and Administrative Expenses	72,671	73,303
Loss on sale of fixed assets	—	162

Operating Profit	10,762	5,173
Other Expense:
Interest expense, net	1,060	1,191
Miscellaneous (income) expense, net	(81)	76

Total Other Expense	979	1,267

Income before Provision for Income Taxes	9,783	3,906
Provision for Income Taxes	3,503	1,474

Net Income	$6,280	$2,432

Earnings Per Share:
Basic Earnings per Share	$0.30	$0.12

Basic Weighted Average Number of Shares Outstanding	20,811	20,811

Diluted Earnings per Share	$0.30	$0.12

Diluted Weighted Average Number of Shares Outstanding	20,993	20,811

Zep Inc.

CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	THREE MONTHS ENDED NOVEMBER 30
	2007	2006
Cash Provided by (Used for) Operating Activities:
Net income	$6,280	$2,432
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	1,628	2,269
Loss on the sale or disposal of property, plant, and equipment	—	162
Deferred income taxes	(268)	(1,265)
Change in assets and liabilities, net of effect of acquisitions and divestitures -
Accounts receivable	1,209	3,606
Inventories	(4,709)	(4,818)
Prepayments and other current assets	(3,862)	(2,218)
Accounts payable	(3,830)	(1,572)
Accrued compensation and other current liabilities	(6,349)	(7,970)
Self insurance and other long-term liabilities	2,388	597
Other assets	2,015	(47)

Net Cash Used for Operating Activities	(5,498)	(8,824)

Cash Provided by (Used for) Investing Activities:
Purchases of property, plant, and equipment	(1,416)	(1,374)
Proceeds from sale of property, plant, and equipment	72	4
Sale of businesses	41	41

Net Cash Used for Investing Activities	(1,303)	(1,329)

Cash Provided by (Used for) Financing Activities:
Proceeds from revolving credit facility	72,000	—
Payment to Acuity Brands, Inc. upon separation	(62,500)	—
Repayments of borrowings from revolving credit facility	(11,231)	—
Proceeds from issuances of other long-term debt	—	27
Repayments of other long-term debt	—	(27)
Net activity with Acuity Brands, Inc. prior to separation	5,634	9,344

Net Cash Provided by Financing Activities	3,903	9,344

Effect of Exchange Rate Changes on Cash	520	(158)

Net Change in Cash and Cash Equivalents	(2,378)	(967)
Cash and Cash Equivalents at Beginning of Period	9,142	8,128

Cash and Cash Equivalents at End of Period	$6,764	$7,161

Zep Inc.

CONSOLIDATED AND COMBINED STATEMENTS OF STOCKHOLDERS’ EQUITY AND

COMPREHENSIVE INCOME

(In thousands)

	Comprehensive Income	Parent’s Equity	Common Stock		Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total Equity
			Shares	Amount
Balance at August 31, 2007		$61,518	—	—	—	—	$13,316	$74,834

Comprehensive Income:
Net income earned prior to October 31, 2007 spin-off	$4,462	4,462						4,462
Net income earned in November 2007	$1,818					1,818		1,818
Foreign currency translation adjustment	3,220						3,220	3,220

Comprehensive income	$9,500

Net transaction with Acuity Brands, Inc.		5,634						5,634
Consummation of spin-off transaction on October 31, 2007, including distribution of Zep Inc. common stock by Acuity Brands, Inc.		(71,614)	20,816	208	71,406			—
Stock-based compensation					374			374
Tax effect on stock options and restricted stock					(18)			(18)

Balance at November 30, 2007 (unaudited)		$—	20,816	$208	$71,762	$1,818	$16,536	$90,324

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